EXHIBIT 23.1






               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-15092, 33-33188-3, 33-55496 and 33-92576) of
Gantos, Inc. of our report dated February 29, 1996, appearing on page 29 of this Form 10-K.





PRICE WATERHOUSE LLP

Detroit, Michigan
April 24, 1996